Exhibit 5.1

[Letterhead of Cozen O’Connor]

February 12, 2016

Ocean Power Technologies, Inc.

1590 Reed Road

Pennington, NJ 08534

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing of its Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with two prospectuses which form part of the Registration Statement: (i) a base prospectus (the “Base Prospectus”), and (ii) a prospectus supplement (the “ATM Prospectus Supplement”) covering the offering, issuance and sale of up $1,345,499 of shares (the “ATM Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) that may be issued and sold under that certain At the Market Offering Agreement dated October 19, 2015 (the “ATM Agreement”), by and between the Company and Rodman & Renshaw, a unit of H. C. Wainwright & Co., LLC (the “Manager”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

The Registration Statement, as it may be amended from time to time, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the ATM Prospectus Supplement, provides for the registration by the Company of up to $15,000,000 aggregate public offering price of (i) shares of Common Stock (the “Common Shares”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), including the ATM Shares; (ii) shares of preferred stock (the “Preferred Shares”) of the Company, par value $0.001 per share (the “Preferred Stock”), issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); (iii) senior debt securities of the Company (the “Senior Debt Securities”), issuable in one or more series, which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder by and between a trustee to be selected by the Company and the Company in the form filed as Exhibit 4.5 to the Registration Statement (the “Senior Debt Indenture”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); (iv) senior subordinated debt securities of the Company (the “Senior Subordinated Debt Securities”), issuable in one or more series, which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Subordinated Debt Securities thereunder by and between a trustee to be selected by the Company and the Company in the form filed as Exhibit 4.6 to the Registration Statement (the “Senior Subordinated Debt Indenture”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); (v) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”), issuable in one or more series, which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder by and between a trustee to be selected by the Company and the Company in the form filed as Exhibit 4.7 to the Registration Statement (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture and the Senior Subordinated Debt Indenture, the “Indentures”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); (vi) warrants to purchase Common Shares, Preferred Shares, Debt Securities or any combination thereof as may be designated by the Company at the time of the offering (the “Warrants”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and to be issued pursuant to the terms of one or more warrant agreements to be dated on or about the date of the first issuance of the applicable Warrants thereunder by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (the “Warrant Agreements”); (vii) rights to purchase Common Shares, Preferred Shares, Debt Securities or any combination thereof as may be designated by the Company at the time of the offering (the “Rights”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and to be issued pursuant to the terms of one or more rights agreements to be dated on or about the date of the first issuance of the applicable Rights thereunder by and between a rights agent to be selected by the Company (the “Rights Agent”) and the Company (the “Rights Agreements”); and (viii) units consisting of Common Shares, Preferred Shares, Debt Securities, Warrants, Rights, or any combination of those securities (the “Units”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and to be issued pursuant to the terms of one or more unit agreements (the “Unit Agreements”). The Common Shares (including the ATM Shares), the Preferred Shares, the Debt Securities, the Warrants, the Rights and the Units, plus any additional Common Shares, Preferred Shares, Debt Securities, Warrants, Rights or Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time by the Company pursuant to Rule 415 under the Securities Act.

In our capacity as counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following:

1.     The Registration Statement in the form in which the Company proposes to file it with the Commission for the purposes of registering the offering and sale of the Securities, including the Base Prospectus and the ATM Prospectus Supplement in the form to be filed with the Commission by the Company;

2.     The Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on February 11, 2016 (the “Certificate of Incorporation”), and certified by the Secretary of the Company to be in full force and effect as of the date hereof;

3.     The Bylaws of the Company, certified by the Secretary of the Company to be in full force and effect as of the date hereof (the “Bylaws”);

4.     The Certificate of Good Standing of the Company in the State of Delaware, certified by the Secretary of State of the State of Delaware on February 9, 2016 (the “Delaware Certificate”);

5.     The Certificate of Standing of the Company in the State of New Jersey, certified by the Department of the Treasury of the State of New Jersey on February 9, 2016 (the “New Jersey Certificate”);

6.     The unanimous written consent of the Board of Directors of the Company dated September 15, 2015, authorizing the transactions contemplated by and execution and delivery of the ATM Agreement, the issuance and sale of the ATM Shares, and other actions with regard thereto, and the unanimous written consent of the Board of Directors of the Company dated February 12, 2016, authorizing the preparation, execution and filing of the Registration Statement with the Commission;

7.     The minutes of the annual meeting of the stockholders of the Company held on October 22, 2015;

8.     The ATM Agreement;

9.     The Officer’s Certificate dated February 12, 2016, of the Chief Executive Officer and Chief Financial Officer of the Company;

10.     The Secretary’s Certificate dated February 12, 2016, of the Secretary of the Company; and

11.     Such other records, certificates, documents and instruments, certified or otherwise identified to our satisfaction, as we have considered necessary or appropriate for the purposes of this opinion.

In addition, we have obtained from public officials and from officers and other representatives of the Company such other certificates and assurances as we consider necessary for purposes of this opinion.

In rendering the opinions set forth in this opinion letter, we assume the following:

a)     the legal capacity of each natural person executing documents, the legal existence of all parties other than the Company to the transactions referred to in the ATM Agreement, the power and authority of each person, other than the Company or person(s) acting on behalf of the Company, to execute, deliver and perform each document executed and delivered, and to perform each other act done or to be done by such person;

b)     the authorization, execution and delivery by each person, other than the Company or person(s) acting on behalf of the Company, of each document executed and delivered or to be executed and delivered by such person;

c)     the legality, validity, binding effect and enforceability as to each person, other than the Company or persons acting on behalf of the Company, of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

d)     that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions set forth in this opinion letter;

e)     the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy, the authenticity of the original of each document received by us as a copy, and that the documents filed with the Commission via EDGAR conform to the actual original physical version of such documents;

f)     the accuracy on the date of this letter as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications and that statements of fact in any certificate, record, agreement, instrument or document reviewed by us are accurate and complete on the date of this letter;

g)     that the addressee has acted in good faith, without notice of adverse claims, and has complied in all material respects with all laws applicable to it;

h)     that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published (e.g., reported court decisions and the specialized reporting services of BNA, CCH and Prentice-Hall) or otherwise generally accessible (e.g., LEXIS or WESTLAW) in each case in a manner generally available (i.e., in terms of access and distribution following publication) to lawyers practicing in our judicial circuit;

i)     that there are no other agreements or understandings among the parties that would modify the terms of the ATM Agreement or the respective rights or obligations of the parties to the ATM Agreement;

j)     that with respect to the ATM Agreement and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress; and

k)     the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held.

For purposes of our opinion in paragraph (1), below, as to the Common Shares, we have assumed that no more than 9,803,921 shares of Common Stock will be sold based on a sale price of $1.53 per share, representing the last reported sale price of the Common Stock on The NASDAQ Capital Market on February 11, 2016. For purposes of our opinion in paragraph (2), below as to the ATM Shares, we have assumed that the Corporation has complied and will continue to comply with General Instruction I.B.6. of Form S-3 relating to the limitation on sales of securities that may be offered and sold under Form S-3. For purposes of our opinion in paragraph (3) below as to the Preferred Shares, we have assumed that, as of the date of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance. We also have assumed that any Debt Securities offered under the Registration Statement, and the related Indenture if applicable, will be executed in the forms filed as exhibits to the Registration Statement. We also have assumed that (i) with respect to the Securities being issued upon conversion of any convertible Preferred Stock, that the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants or Rights, the Company will have corporate authority to issue the applicable convertible Debt Securities or Warrants or Rights, such convertible Debt Securities or Warrants or Rights will be duly authorized, and valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

On the basis of the foregoing and subject to the qualifications and assumptions expressed below, we are of the opinion that:

1.     The Common Shares (other than the ATM Shares) offered under the Registration Statement, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company’s then operative Certificate of Incorporation and Bylaws, and when issued and delivered against payment therefor as contemplated in the Registration Statement, and if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Preferred Shares, Debt Securities, Warrants, Rights, or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Preferred Share designation, Indenture, Warrant Agreement, Rights Agreement, or Unit Agreement, respectively, relating thereto, will be validly issued, fully paid and non-assessable by the Company; provided, that (i) the issuance of the Common Shares has been duly authorized by all necessary corporate action on the part of the Company; and (ii) the certificates representing the Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor.

2.     The ATM Shares, when issued and paid for in accordance with the ATM Agreement and as contemplated in the Registration Statement, the Base Prospectus and the ATM Prospectus Supplement, will be validly issued, fully paid and nonassessable.

3.     Upon the fixing of the designations and relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Shares by the Board of Directors of the Company and proper and valid filing with the Secretary of State of the State of Delaware of a Certificate of Designations or an amendment to the Company’s Certificate of Incorporation setting forth such designations and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Shares, all in conformity with the Company’s then operative Certificate of Incorporation and Bylaws and upon the approval by the Board of Directors of the Company of the terms of the issuance and sale thereof, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Shares, and when such Preferred Shares are issued and delivered against payment therefor, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Debt Securities, Warrants, Rights, or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Indenture, Warrant Agreement, Rights Agreement, or Unit Agreement, respectively, relating thereto, such Preferred Shares will be validly issued, fully paid and non-assessable by the Company; provided, that (i) the terms and issuance of the Preferred Shares have been duly authorized by all necessary corporate action on the part of the Company; and (ii) the certificates representing the Preferred Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor.

4.     When issued, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Warrants, Rights or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Warrant Agreement, Rights Agreement or Unit Agreement, respectively, relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; provided, that (i) the terms of the Debt Securities, and the issuance, execution and delivery by the Company of the applicable Indenture and related Debt Securities, have been duly approved by all necessary corporate action on the part of the Company; (ii) the applicable Indenture, in substantially the form filed as an exhibit to the Registration Statement, shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the trustee of such Indenture; (iii) the terms of the Debt Securities and the issuance and sale of the Debt Securities has been duly established in conformity with the applicable Indenture; (iv) the Debt Securities have been duly executed and delivered by the Company and authenticated by the trustee under the Indenture and delivered against payment therefor as contemplated by the Registration Statement and the applicable Prospectus Supplement; and (v) such enforceability shall be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

5.     When issued, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; provided, that (i) the terms of the Warrants, and the issuance, execution and delivery by the Company of the applicable Warrant Agreement and related Warrants, have been duly approved by all necessary corporate action on the part of the Company; (ii) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and shall have been entered into in compliance with any applicable law or agreement binding on the Company; (iii) such Warrants and the issuance and sale of the Warrants have been duly established in conformity with the Warrant Agreement relating thereto and included in the Registration Statement (or, pursuant to the applicable rules of the Commission, on a Form 8-K); and (iv) such enforceability shall be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

6.     When issued, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; provided, that (i) the terms of the Rights, and the issuance, execution and delivery by the Company of the applicable Rights Agreement and related Rights, have been duly approved by all necessary corporate action on the part of the Company; (ii) the applicable Rights Agreement shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and shall have been entered into in compliance with any applicable law or agreement binding on the Company; (iii) such Rights shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement and the Rights Agreement relating thereto included in the Registration Statement (or, pursuant to the applicable rules of the Commission, on a Form 8-K); and (iv) such enforceability shall be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

7.     When issued, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; provided, that (i) the terms of the Units, and the issuance, execution and delivery by the Company of the applicable Unit Agreement and related Units, have been duly approved by all necessary corporate action on the part of the Company; (ii) the applicable Unit Agreement relating to such Units shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and shall have been entered into in compliance with any applicable law or agreement binding on the Company; (iii) such Units shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement and the Unit Agreement relating thereto included in the Registration Statement (or, pursuant to the applicable rules of the Commission, on a Form 8-K); and (iv) such enforceability shall be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that, at or before the time of the delivery of any of the Securities, (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws and such effectiveness shall not have been terminated or rescinded; (ii) there shall not have occurred any change in law affecting the validity or enforceability of any Securities; (iii) no Common Shares or Preferred Shares shall be issued for less than the par value thereof; and (iv) upon the issuance of any Common Shares or Preferred Shares, the total number of Common Shares and Preferred Shares, respectively, issued and outstanding will not exceed the total number of shares of Common Stock and Preferred Stock, respectively, that the Company is then authorized to issue under its Certificate of Incorporation. We have also assumed that none of the terms of any of the Securities to be established subsequent to the date hereof, the issuance and delivery of any of the Securities or the compliance by the Company with the terms of such Securities will violate any applicable law or will result in a violation of any provision of the then operative Certificate of Incorporation and Bylaws of the Company or any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company. We express no opinion concerning the laws of any jurisdiction other than (a) the General Corporation Law of the State of Delaware and (b) solely with respect to the Indentures included as exhibits to the Registration Statement, the laws of the State of New York.

We hereby consent to the reference to our firm under the caption “Experts” in the base prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ COZEN O’CONNOR

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